Exhibit 99.1
Contact:
Steven Pollema
eLoyalty Corporation
(847) 582-7100
ir@eloyalty.com
eLoyalty’s Registration Statement for Rights Offering Declared Effective
Lake Forest, IL, November 20, 2006 — eLoyalty Corporation, a leading enterprise Customer Relationship Management services and solutions company (Nasdaq: ELOY), today announced that the Registration Statement for its previously announced common stock Rights Offering was declared effective on November 20, 2006 by the Securities and Exchange Commission.
Under terms of the Rights Offering described in the prospectus contained in the Registration Statement, eLoyalty will distribute non-transferable subscription rights to purchase up to an aggregate of 1,001,342 shares of eLoyalty’s common stock to persons who own shares of eLoyalty’s common stock or Series B Preferred Stock as of the close of business on November 20, 2006, the record date for the Rights Offering.
Each holder of record as of the close of business on the record date will receive 0.0910 of a subscription right for each share of eLoyalty’s common stock and each share of Series B Preferred Stock owned at the close of business on the record date. eLoyalty will not distribute any fractional rights. Instead, fractional subscription rights will be rounded down to the next whole number.
Each whole subscription right entitles the holder to purchase one share of common stock at a purchase price of $17.97 per share, which is the basic subscription privilege. eLoyalty stockholders who exercise their basic subscription privilege in full will also be entitled to purchase additional shares pursuant to an over-subscription privilege to the extent there are shares that have not been subscribed for by other holders pursuant to their basic subscription privileges.
eLoyalty expects to mail as soon as practicable a prospectus and other items necessary for exercising the rights to holders of its common stock and Series B Preferred Stock as of the close of business on the record date. The prospectus will contain a description of the Rights Offering and other information. Questions from stockholders regarding the Rights Offering or requests for additional copies of the prospectus or other offering materials may be directed to the subscription and information agent for the Rights Offering, Mellon Bank, N.A., c/o Mellon Investor Services LLC, at (800) 777-3674.
The subscription rights will be exercisable until 5:00 p.m. Eastern time, on December 15, 2006, unless eLoyalty extends the Rights Offering. eLoyalty reserves the right to cancel or terminate the Rights Offering at any time prior to the expiration date of the Rights Offering.
ThinkEquity Partners LLC acted as eLoyalty’s financial advisor in connection with the Rights Offering.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
Safe Harbor Statement under the Private Securities Act of 1995
Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning specific factors described in the Registration Statement for the Rights Offering and eLoyalty’s Form 10-K and other filings with the Securities and Exchange Commission. eLoyalty does not intend to update this information and disclaims any legal obligation to the contrary. Historical information is not necessarily indicative of future performance.
About eLoyalty
eLoyalty is a leading management consulting, systems integration, and managed services company focused on optimizing customer interactions. With professionals throughout North America and an additional presence in Europe, eLoyalty offers a broad range of enterprise CRM services and solutions that include creating customer strategies; defining technical architectures; improving sales, service and marketing processes; and selecting, implementing, integrating, supporting and hosting best-of-breed customer relationship management and analytics software applications. eLoyalty is focused on growing and developing its business through two primary Service Lines: Behavioral AnalyticsTM and Converged Internet Protocol Contact Center Solutions. For more information about eLoyalty, visit http://www.eloyalty.com or call 877-2ELOYAL.

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